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                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY

                                    AMENDMENT

                            Dated as of June 27, 2001

                                       to

               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                            Dated as of June 12, 1995


                           THIS AMENDMENT ("Amendment") dated as of June 27, 2001 is entered into among THE BON-TON RECEIVABLES PARTNERSHIP, L.P. (the "Seller"), BTRGP, INC. ("BTRGP"), FALCON ASSET SECURITIZATION CORPORATION ("Falcon"), certain financial institutions (the "Investors"), and BANK ONE, NA (formerly known as The First National Bank of Chicago) ("Bank One"), as Agent ("Agent") and as a "Swap Counterparty."

                  PRELIMINARY STATEMENT. The Seller, BTRGP, Falcon, Bank One (as the initial Investor thereunder), and the Agent have entered into an Amended and Restated Receivables Purchase Agreement dated as of June 12, 1995 (as heretofore amended, the "Agreement", the terms defined therein being used herein as therein defined unless otherwise defined herein). Reference is also made to that certain Intercreditor Agreement dated as of April 15th, 1997, among the Seller, the Agent, The Bon-Ton Department Stores, Inc., General Electric Capital Corporation, as "Administrative Agent" and The First National Bank of Boston, as a "Collateral Agent". The parties hereto have agreed to amend the Agreement on the terms and conditions herein set forth.

                  SECTION 1. Amendments to the Agreement. The parties hereto, effective the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, agree as follows:

                  1.1 Bank One, NA, shall become a party to the Agreement in its separate capacity as a Swap Counterparty.

                  1.2 Section 1.4 of the Agreement is hereby amended to add the following immediately after paragraph (b):

                  (c) If any reduction of any Receivable Interest hereunder affects a reduction in Capital, and if such reduction in Capital reduces aggregate Capital below the aggregate "Notional Amounts" of the Interest Rate Swap Agreements, then at the discretion of Bank One, NA, in its role as a Swap Counterparty, or such other Swap Counterparty as may from time to time be party to an Interest Rate Swap Agreement, any such Interest Rate Swap Agreement shall be deemed terminated pursuant to Section 6 thereof, and any Interest Rate Swap Obligations
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(including Breakage Fees), Swap Fees or any other amounts due under such
Interest Rate Swap Agreement shall immediately be due and owing; provided that, at the discretion of such Swap Counterparty, the Seller may enter into a replacement Interest Rate Swap Agreement allocated to such reduced Receivable Interest with a "Notional Amount" less than or equal to such reduced Capital.

                  1.3 Section 1.9(c) of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  (c) All amounts to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Chicago time) on the day when due in immediately available funds; if such amounts are payable to a Purchaser, they shall be paid to the Agent, for the account of such Purchaser, at 1 Bank One Plaza, Chicago, Illinois, 60670 until otherwise notified by the Agent. Upon notice to the Seller, the Agent may debit the Facility Account or, solely in the case of Interest Rate Swap Obligations owing to Bank One, NA, the Swap Cash Collateral Account held in the name of Bank One, NA, as Swap Counterparty, for all amounts then due and payable hereunder. In the case of Interest Rate Swap Obligations owing to a Swap Counterparty other than Bank One, NA, upon notice to the Seller, such Swap Counterparty is authorized to debit the Swap Cash Collateral Account held by it for all amounts then due and payable under the Interest Rate Swap Obligations owing to it. All computations of Discount and per annum fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first but excluding the last day). All per annum fees shall be payable monthly in arrears on the first day of each month. On each Interest Rate Swap Settlement Date, the Collection Agent shall direct each Swap Counterparty to make all payments due under each corresponding Interest Rate Swap Agreement directly to the Collection Account. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                  1.4 Section 1.10 of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  Section 1.10. Seller Interest. The Seller shall ensure that the aggregate Receivable Interests of the Purchasers shall at no time exceed 100%. If on the Liquidation Day of a Receivable Interest, the aggregate Receivable Interests of the Purchasers exceeds 100%, the Seller shall pay to the Agent not later than the earlier of (i) the one Business Day following the Seller having knowledge of the existence of any such excess, and (ii) the fifth Business Day following the occurrence of the existence of any such excess, an amount to be applied to reduce the Capital of the Receivable Interests, such that after giving effect to such payment the aggregate Receivable Interest equals or is less than 100%. Such amount shall be applied ratably to the reduction of the Capital of the Receivable Interests. Any amounts received by the Investors pursuant to the preceding sentence shall be applied ratably in accordance with their Pro Rata Shares. The Seller hereby grants (i) to the Agent for the ratable benefit of the Purchasers a security interest in all of its interest in the Receivables, Related Security, Collections and proceeds thereof to secure payment of the Aggregate Unpaids, including its indemnity obligations under Article VIII and all other obligations owed hereunder to the Purchasers,
(ii) to the Agent on behalf of Bank One, NA, as a Swap Counterparty, a security interest in all of its

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interest in the Swap Cash Collateral Account held by Bank One, NA, and all proceeds thereof to secure the Interest Rate Swap Obligations owing to Bank One, NA, as Swap Counterparty, and (iii) to each Swap Counterparty other than Bank One, NA, a security interest in all of its interest in the Swap Cash Collateral Account held by such Swap Counterparty and all proceeds thereof to secure the Interest Rate Swap Obligations owing to such Swap Counterparty.

                  1.5 Section 1.11(b) of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  (b) If the conveyance by the Seller to the Purchasers of interests in Receivables hereunder shall be characterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall have granted to the Agent, for the ratable benefit of the Purchasers, a duly perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables, the Collections, each Collection Account, each Interest Rate Swap Agreement, all Related Security, all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein, and after a Termination Event, the Agent, the Purchasers, and each Swap Counterparty (with respect to the corresponding Swap Cash Collateral Account) shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                  1.6 Article 2 of the Agreement is hereby amended to add the following immediately after Section 2.6:

                  2.7. Swap Cash Collateral Account. Any amounts on deposit in a Swap Cash Collateral Account in excess of the Required Minimum Balance related to the applicable Interest Rate Swap Agreement shall be remitted to the Seller by the Collateral Agent (if both the Collateral Agent and the Swap Counterparty are Bank One, NA) or otherwise by such Swap Counterparty in each instance, upon the Seller's request therefor. In addition, the Seller may from time to time make deposits into the Swap Cash Collateral Accounts in the amount necessary to maintain funds in such Swap Cash Collateral Accounts in an aggregate amount at least equal to the applicable Required Minimum Balance for all Interest Rate Swap Agreements at such time.

                  1.7 Section 3.1(h) of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  (h) Good Title; Perfection. Immediately prior to each purchase hereunder, the Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by this Agreement and the documents entered into in connection herewith. This Agreement is effective to (i) create a valid and perfected first priority interest in each Swap Cash Collateral Account in favor of the corresponding Swap Counterparty (or Collateral Agent on behalf thereof), and
(ii) is effective to, and shall, upon each purchase hereunder, transfer to the relevant Purchaser or Purchasers (and such Purchaser or Purchasers shall acquire from the Seller) a valid and perfected first priority


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undivided percentage ownership interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, in each case except as created by this Agreement and the documents entered into in connection herewith.

                  1.8 Section 5.2(c) of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  (c) Sales, Liens, Etc. Except as otherwise provided herein, the Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or Related Security or Collections in respect thereof, or upon or with respect to any Contract under which any Receivable arises, or any Collection Account or assign any right to receive income in respect thereof, or any Swap Cash Collateral Account, and the Seller shall defend the right, title and interest of the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or the Originator.

                  1.9 Section 5.2(g) of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  (g) Other Agreements. The Seller shall not enter into or be a party to any agreement or instrument other than this Agreement, the Transfer Agreement, the "Revolving Note" (as defined in the Transfer Agreement), and the Interest Rate Swap Agreements and other than to incur ordinary operating expenses in the conduct of, or in order to qualify to do business for purposes of, its limited business affairs as expressly contemplated in Section 5.1(k).

                  1.10 Section 5.2(i) of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  (i) Indebtedness. The Seller shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement or the Transfer Agreement between the Seller and the Originator to make payment for the purchase of Receivables under such Transfer Agreement,
(iii) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in this Agreement, and (iv) the Interest Rate Swap Agreements.

                  1.11 Section 9.1 of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  Section 9.1. Authorization and Action. Each Purchaser hereby designates and appoints Bank One, NA to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in


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any other Transaction Document, or any fiduciary relationship with any
Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, or any of its successors or assigns, or any Swap Counterparty, or any of its successors or assigns. The Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids and all Interest Rate Swap Obligations owing to Bank One, NA, as Swap Counterparty. Each Purchaser hereby authorizes the Agent to execute each of the Uniform Commercial Code financing statements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

                  1.12 Section 11.1(a) of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  (a) No failure or delay on the part of the Agent, any Purchaser, any Swap Counterparty, or the Seller in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  1.13 Section 11.1(b) of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 11.1(b). Falcon, the Seller and the Agent, at the direction of the Required Investors, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                  (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by the Seller or the Collection Agent, (B) reduce the rate or extend the time of payment of Discount (or any component thereof),
         (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article X hereof, change the amount of the Capital of any Purchaser, an Investor's Pro Rata Share or an Investor's Commitment, (E) amend, modify or waive any provision of the definition of Required Investors or this Section 11.1(b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Loss Reserve," or "Loss Percentage," or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses


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         (A) through (G) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

                  (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent; or

                  (iii) without the written consent of a Swap Counterparty, amend, modify or waive any provision of this Agreement if the effect thereof is to adversely affect the rights or duties of such Swap Counterparty; or

                  (iv) without the written consent of GP, Inc., amend or modify any provision set forth in Section 1.12, 5.3, or 5.5.

Notwithstanding the foregoing, (i) without the consent of the Investors or any Swap Counterparty, the Agent may, with the consent of the Seller, amend this Agreement solely to add additional Persons as Investors hereunder and (ii) without the consent of the Seller, the Agent, the Required Investors, any Swap Counterparty and Falcon may enter into amendments to modify any of the terms or provisions of Article II, Article IX (other than Section 9.8 therein), Article X, Section 11.13 or any other provision of this Agreement, provided that such amendment has no negative impact upon TBTR Corp., TBTR Partnership or GP, Inc. Any modification or waiver made in accordance with this Section 11.1 shall apply to each of the Purchasers equally and shall be binding upon each party hereto.

                  1.14 Section 11.4(a) of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests, or to enable the Agent, the Purchasers, or any Swap Counterparty to exercise and enforce their rights and remedies hereunder in respect of the Receivables, the Related Security and the Collections. The Agent may, or the Agent may direct the Seller to, notify the Obligors of Receivables, at any time and at the Seller's expense, of the ownership interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. The Seller shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

                  1.15 Section 11.6 of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  Section 11.6. Bankruptcy Petition. TBTR Corp., TBTR Partnership, GP, Inc., the Agent, each Swap Counterparty and each Investor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior Indebtedness of Falcon, it will not institute against, or join any other Person in instituting against, Falcon any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.



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                  1.16 Section 11.7 of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  Section 11.7. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct, gross negligence or bad faith of Falcon, the Agent, any Swap Counterparty or any Investor, no claim may be made by the Seller, the Collection Agent or any other Person against Falcon, the Agent, any Swap Counterparty or any Investor or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  1.17 Section 11.10 of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  SECTION 11.10. WAIVER OF JURY TRIAL. THE AGENT, TBTR CORP., TBTR PARTNERSHIP, GP, INC., EACH SWAP COUNTERPARTY AND EACH PURCHASER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY TBTR CORP., TBTR PARTNERSHIP OR GP, INC. PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                  1.18 Section 11.11(a) of the Agreement is hereby amended to delete in its entirety such Section and to substitute the following therefor:

                  (a) This Agreement, the Collection Notices, the Fee Letter, and each Interest Rate Swap Agreement contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  1.19 Exhibit I to the Agreement is hereby amended to add the following new definitions thereto:

                  " `Aggregate Independent Amount' " means the sum of the Independent Amounts for all outstanding "Transactions" (as such term is defined in the Interest Rate Swap Agreement).

                  " `Breakage Fees' " means any amounts payable by the Seller pursuant to Section 6(e) of each Interest Rate Swap Agreement.

                  " `Collateral Agent' " means Bank One, NA, in its capacity as depositary of a Swap Cash Collateral Account for the benefit of Bank One, NA, as a Swap Counterparty.



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                  " `Exposure' " means for any Business Day the amount, if any, that the relevant Swap Counterparty determines would be payable to it by the Seller (expressed as a positive number) or by it to the Seller (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of the relevant Interest Rate Swap Agreement as if all "Transactions" thereunder had been terminated as of close of business, New York City time, on the preceding Business Day; provided that "Market Quotation" for all Interest Rate Swap Agreements will be determined by such Swap Counterparty using its estimates at mid-market of the amounts that would be paid for "Replacement Transactions" (each term within quotes having the meaning given to it in the Interest Rate Swap Agreement).

                  " `Independent Amount' " means the amount specified as such in the "Confirmation" for each "Transaction" (as such terms are defined in the Interest Rate Swap Agreement.

                  " `Interest Rate Swap Agreement' " means any ISDA Master Agreement (including all "Schedules" and "Confirmations" constituting a part thereof) between the entity acting as Swap Counterparty and the Seller under which the transactions governed thereby provide for either (i) the Seller to make fixed rate payments to such Swap Counterparty and for such Swap Counterparty to make floating rate payments to the Seller, or (ii) such Swap Counterparty to make fixed rate payments to the Seller and for the Seller to make floating rate payments to such Swap Counterparty.

                  " `Interest Rate Swap Obligations' " means all amounts owing by the Seller under an Interest Rate Swap Agreement, including without limitation the net amount owing by the Seller under such Interest Rate Swap Agreement on an Interest Rate Swap Settlement Date, and Breakage Fees.

                  " `Interest Rate Swap Settlement Date' " means the first Business Day of each calendar month.

                  " `Required Minimum Balance' " means, for each Interest Rate Swap Agreement and for the related Swap Cash Collateral Account, as of any date of determination, the amount equal to the sum of the Exposure plus the Aggregate Independent Amount; provided that if the Required Minimum Balance is a negative number, it shall be deemed to be zero.

                  " `Swap Cash Collateral Account' " means (i) with respect to Bank One, NA, as a Swap Counterparty, a deposit account held at Bank One, NA, in the name of the Collateral Agent, identified by account number 1590308, which deposit account secures the Interest Rate Swap Obligations owing to Bank One, NA, as Swap Counterparty, and (ii) with respect to each Swap Counterparty other than Bank One, NA, each deposit account held at such other bank as is acting as Swap Counterparty, in the name of such Swap Counterparty, which deposit account secures Interest Rate Swap Obligations owing to such Swap Counterparty.

                  " `Swap Counterparty' " means (i) Bank One, NA, or its successors or assigns, in its role as swap counterparty under any Interest Rate Swap Agreement, or (ii) any other financial institution from time to time party to an Interest Rate Swap Agreement with the Seller as swap counterparty, or such institution's successors or assigns, provided that (a) such institution is rated


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at least A-1 by Standard & Poors and P-1 by Moody's, and which swap counterparty, together with the related Interest Rate Swap Agreement, has been approved by the Agent, in its sole discretion, and (b) such swap counterparty has executed an assumption agreement in form and substance acceptable to the Agent, pursuant to which such swap counterparty becomes a party to this Agreement as a "Swap Counterparty."

                  1.20 Exhibit I of the Agreement is hereby amended to delete in its entirety the definition of "Related Security" and to substitute the following therefor:

                  "Related Security" means, with respect to any Receivable:

                  (i) all of the Seller's interest in the inventory and goods (including returned or repossessed inventory and goods), if any, the sale or lease of which gave rise to such Receivable, and all insurance contracts with respect thereto,

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable,

                  (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iv) all of the Seller's right, title and interest in, to and under the Transfer Agreement,

                  (v) all service contracts and other contracts and agreements associated with such Receivables,

                  (vi) all Records related to such Receivables,

                  (vii) all of the Seller's rights and interests under each of the Interest Rate Swap Agreements, and

                  (viii) all proceeds of any of the foregoing.



                  SECTION 2. Conditions Precedent and Consent. This Amendment shall become effective upon receipt by the Agent of (i) counterparts of this Amendment executed by each of the Seller, BTRGP, Falcon, Bank One and each of the Investors or, as to any Investor, advice satisfactory to the Agent that such Investor has executed this Amendment and (ii) a secretary's certificate of BTRGP certifying (a) the constitutional documents of each of BTRGP and the Seller, each as amended to permit the Seller to execute this Amendment and enter into the Interest Rate Swap Agreement with Bank One, NA, as Swap Counterparty (to which Amendment the Agent, BTRGP, and each Investor hereby consent), (b) a resolution of the Board of Directors of BTRGP, authorizing (i) both the Seller and BTRGP to execute this Amendment,


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(ii) the Seller to enter into the Interest Rate Swap Agreement with Bank One,
NA, as Swap Counterparty, and (iii) certain officers to execute this Amendment and the Interest Rate Swap Agreement with Bank One, NA, as Swap Counterparty, and (c) evidence of the incumbency and authority of the signatory of the Amendment and the Interest Rate Swap Agreement with Bank One, NA, as Swap Counterparty.

                  SECTION 3. Covenants, Representations and Warranties of the Seller and BTRGP.

                  3.1 Upon the effectiveness of this Amendment, each of the Seller and BTRGP hereby reaffirms all covenants made by such party in the Agreement as amended hereby and agrees that all such covenants shall be deemed to have been re-made as of the effective date of this Amendment, and represents that all representations and warranties made by Seller and BTRGP in the Agreement are true and correct in all material respects as of the date hereof.

                  3.2 Each of the Seller and BTRGP hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors rights generally, and (ii) before and after giving effect to this Amendment, no Termination Event or Potential Termination Event shall have occurred and then be continuing.

                  SECTION 4. Reference to and Effect on the Agreement.

                  4.1 Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Agreement, as amended hereby, and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby.

                  4.2 Except as specifically amended above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

                  4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Investor or the Agent under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

                  SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.



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                  SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.








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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                          THE BON-TON RECEIVABLES
                                              PARTNERSHIP, L.P.


                                          By:   BTRGP, INC.
                                                Its General Partner


                                                By:  /s/ Todd Dissinger
                                                Title: Treasurer

                                          BTRGP, INC.



                                          By:  /s/ Todd Dissinger
                                          Title: Treasurer



                                          FALCON ASSET SECURITIZATION
                                              CORPORATION


                                          By:  /s/ Andrew Leszczynski
                                                   Authorized Signor


                                          BANK ONE, NA (formerly known as First
                                          National Bank of Chicago), as an
                                          Investor, as Agent, and as
                                          a Swap Counterparty


                                          By:  /s/ Andrew Leszczynski
                                                   Authorized Signor

                                          PNC BANK, NATIONAL ASSOCIATION,
                                          as an Investor



                                          By:   /s/ Eric G. Erickson
                                          Title:  Vice President











                                       13